[LETTERHEAD OF COHEN MCCURDY]

To the Shareholders and Board of
Trustees of The Timothy Plan

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In planning and performing our audit of the financial statements of The Timothy Plan (the "Funds"), comprising Timothy Plan Aggressive Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Fixed Income Fund, Timothy Plan Small-Cap Value Fund, Timothy Plan Large/Mid-Cap Growth Fund, Timothy Plan Large/Mid-Cap Value Fund, Timothy Plan Money Market Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Patriot Fund, Timothy Plan Small-Cap Variable Series, Timothy Plan Conservative Growth Portfolio Variable Series, and Timothy Plan Strategic Growth Portfolio Variable Series for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Funds' internal control over financial reporting as of December 31, 2005.

The management of the Funds is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds' assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

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To the Shareholders and Board of                                          Page 2
Trustees of The Timothy Plan

Our consideration of the Funds' internal control over financial reporting would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, during our audit of the financial statements of the Funds as of and for the year ended December 31, 2005, we noted no deficiencies in the Funds' internal control over financial reporting, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties,


/s/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
February 27, 2006